EXHIBIT 5.2
June 26, 2024

Takeda Pharmaceutical Company Limited
1-1, Nihonbashi-Honcho 2-Chome
Chuo-ku, Tokyo 103-8668
Japan

Takeda Pharmaceutical Company Limited
Registration Statement on Form F-3

Dear Sirs:

    We have acted as legal counsel to Takeda Pharmaceutical Company Limited (the “Company”) with respect to the laws of Japan in connection with the Registration Statement on Form F-3 which the Company filed with the United States Securities and Exchange Commission (the “Commission”) on June 26, 2024 (the “Registration Statement”) to register senior debt securities (the “Securities”) under the United States Securities Act of 1933, as amended (the “Securities Act”).

    Upon the request by the Company, we are furnishing our opinion to be filed as Exhibit 5.2 to the Registration Statement. For such purpose, we have examined the following documents:

(i)    Certified copies of the Articles of Incorporation and the Regulations of the Board of Directors of the Company;
(ii)    a form of the Underwriting Agreement (the “Underwriting Agreement”) to be executed between the Company and underwriters;
(iii)    the Indenture, dated as of July 9, 2020, between the Company and The Bank of New York Mellon, as trustee (the “Indenture”, together with the Underwriting Agreement, the “Transaction Agreements”);
(iv)    an extracted copy of the minutes of the meetings of the Board of Directors of the Company held on June 26, 2024;
(v)    a certified copy of the Certificate of Complete History of Company Register of the Company dated May 29, 2024; and
(vi)    a conformed copy of the Registration Statement and all exhibits thereto.

    We have also examined such other certificates, corporate and other records of the Company and such other documents and records, and considered such questions of law, as we have deemed necessary or appropriate for the purpose of furnishing the opinion hereinafter set forth. We have relied, as to certain factual matters, upon the documents referred to in item (i) through (vi) above, and other certificates of officers or other authorized persons of the Company or public officials as we have deemed appropriate as a basis for the opinion expressed herein.

    On the basis of such examination, and subject to the further assumptions and qualifications set forth below, we are of the opinion that insofar as the laws of Japan, in effect as of the date hereof, are concerned:

    When (i) the terms of the Securities have been duly established in conformity with the Indenture and (ii) the Securities are duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture against receipt by the Company of the purchase moneys for the Securities in accordance with the Underwriting Agreement, and assuming that the Securities will create valid, legally binding obligations in respect of the Securities under the law of the State of New York by which they are stipulated to be governed, the Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

    The foregoing opinion is subject to the assumptions and qualifications set forth below:

(a)    In our examination, we have assumed (i) the legal capacity of all natural persons, the genuineness of all signatures and seals and the proper affixture thereof, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and (ii) that there has not been any action or inaction or agreements by the parties thereto or any court or administrative order or judgment which would invalidate or terminate or otherwise change any of the documents examined, and also (iii) that no agreements, contracts, instruments or documents which may contradict or be inconsistent with all the documents so examined or with the transactions contemplated thereunder have existed or been made between any parties to such documents so examined.

    In making our examination of documents, we have assumed that the parties, other than the Company, executing or delivering such documents were entities validly existing under the laws of the relevant jurisdictions and had the power, corporate or other, to execute or deliver such documents and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties (other than the Company) of such documents and the validity and binding effect of the due authorizations of such parties (other than the Company).

    We also assume that (i) all documents submitted to us as forms will be duly and validly executed by the relevant party in such forms, (ii) the Underwriting Agreement will be duly executed and will become valid, legally binding and enforceable against each party thereto in accordance with its respective terms under its governing law, or not otherwise contrary to public policy or any mandatory provisions of applicable laws of any jurisdiction other than Japan, as presently or hereafter in force or given effect, (iii) the Indenture was duly executed and is valid, legally binding and enforceable against each party thereto in accordance with its respective terms under its governing law, or not otherwise contrary to public policy or any mandatory provisions of applicable laws of any jurisdiction other than Japan, as from the time of execution or thereafter in force or given effect, and (iv) pursuant to the authorization of the board of directors of the Company, the CFO of the Company or his attorney in fact will duly determine the final terms and conditions of the Securities including each item listed in Article 676 of the Companies Act with respect to each Securities.

(b)    As to any facts material to the opinions expressed herein, including, in particular but without limitation, any facts affecting or purporting to affect the legality, validity, binding effect and enforceability of the obligations of the parties to the documents we have reviewed, which were not independently established or verified, we have relied upon oral or written statements or stipulated intentions and representations of officers and other representatives of the Company and others, including, without limitation, the representations and warranties made by such parties in the Transaction Agreements or other documents listed above and have not attempted to determine whether any material facts have been omitted from them. We do not express or imply any opinion thereon nor do we assume any responsibility for the accuracy or correctness thereof.

(c)    No opinion is expressed herein as to the law of any jurisdiction other than Japan. We neither express nor imply any opinion as to laws other than the laws of Japan existing as at the date of this opinion.

    Further, we assume that there are no provisions of the laws of any jurisdiction outside Japan which would be contravened by the execution or delivery of the Transaction Agreements, the Securities and/or other documents specified or implied herein, and that none of our opinions set forth above will be affected by the laws (including public policy) of any jurisdiction outside Japan. To the extent that the laws of any country or jurisdiction other than Japan may be relevant to any matters set forth in our opinion, we have assumed that such laws do not and/or will not result in any conclusions different from the opinion herein stated.

(d)    The validity, binding nature and enforceability of the Transaction Agreements and the Securities may be limited by laws from time to time in effect relating to bankruptcy, rehabilitation, reorganization, liquidation, moratorium or similar laws affecting creditors’ rights generally.

Under Japanese law, the validity, binding nature and enforceability of any particular provision of an agreement is always subject to the discretion of the court to consider both the public order and good morals (kojo-ryozoku) doctrine and the abuse of rights (kenri-ranyo) doctrine and that the exercise of rights and performance of duties shall be carried out in accordance with the principle of good faith (shingi-soku).

Certain remedies, such as injunction and specific performance, are discretionary and may not be awarded by the courts in enforcement of the Transaction Agreements and the Securities. For the purpose of this opinion, an obligation is “enforceable” against an obligor thereof even if the obligee of such obligation is entitled to make a claim only for damages against such obligor, but not necessarily for a grant of specific performance or other equitable remedies.

Where under the Transaction Agreements or any other documents a party is vested with certain discretion over, or may determine, a matter, Japanese law may require that such discretion be exercised reasonably or that such determination be based upon reasonable grounds.

(e)    Where an assumption is stated to have been made in this opinion, or it is given subject to a qualification, we have not made any independent investigation in respect of the matters which are the subject of such assumption or qualification.

    Furthermore, our opinion stated herein is subject to the following assumptions and qualifications:

a.    The characterization or the nature of the transactions contemplated under the Transaction Agreements might be affected by documents, agreements, deeds or instruments that have not been provided to us for the purpose of this opinion. We accordingly express no opinion as to the effect, if any, of any such document, agreement, deed or instrument on the characterization or the nature of the transactions contemplated under the foresaid documents.

b.    In this opinion, Japanese legal concepts may also be expressed in English language terms as well as in their original Japanese terms, but the concepts concerned may not be identical to the concepts described by the equivalent English language terms as they exist under the laws of other jurisdictions.

c.    We offer no opinion as to the tax laws of Japan or any other country.

d.    We express no opinion as to the validity or enforceability of any currency indemnity contained in the Transaction Agreements or the Securities.

    We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                            Very truly yours,

                            /s/ Nishimura & Asahi (Gaikokuho Kyodo Jigyo)